EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement:

Form	Registration Number	Date
S-4/A	333-121670	12/27/2004

of our report dated March 16, 2007, with respect to the consolidated financial statements and schedule of Foundation Coal Corporation and subsidiaries and our report dated March 29, 2005 with respect to the consolidated financial statements and schedule of RAG American Coal Holding, Inc. and subsidiaries, all included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ ERNST & YOUNG LLP

March 16, 2007

Baltimore, Maryland